UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2012

MARVELL TECHNOLOGY GROUP LTD.

(Exact name of registrant as specified in its charter)

Bermuda	0-30877	77-0481679
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Canon’s Court

22 Victoria Street

Hamilton HM 12

Bermuda

(Address of principal executive offices)

(441) 296-6395

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 16, 2012, Clyde R. Hosein resigned as Chief Financial Officer and Secretary of Marvell Technology Group Ltd. (the “Company”) and from all other positions with the Company and its subsidiaries to pursue other opportunities.

On October 16, 2012, the Company appointed Brad Feller, 38, as its interim Chief Financial Officer until the search for a new chief financial officer has been completed. Mr. Feller has served as the Vice President, Corporate Controller of Marvell Semiconductor, Inc., since joining the Company in September 2008. Prior to joining the Company, Mr. Feller served as the Corporate Controller of Integrated Device Technology (“IDT”) from April 2005 to September 2008 and Financial Reporting Manager from October 2003 to April 2005. Prior to joining IDT, Mr. Feller served in various roles at Ernst & Young LLP in the high technology practice. Mr. Feller is a CPA in the State of California and holds a Bachelor of Science degree in Business Administration from San Jose State University. There are no arrangements or understandings between Mr. Feller and any other persons pursuant to which he was selected as interim Chief Financial Officer. There are also no family relationships between Mr. Feller and any director or executive officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. The Company also intends to enter into its standard form indemnification agreement with Mr. Feller.

Mr. Hosein will assist the Company during this transition period.

Item 7.01 Regulation FD Disclosure

On October 18, 2012, the Company issued a press release announcing Mr. Hosein’s resignation and the appointment of Mr. Feller. A copy of this press release is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release dated October 18, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 18, 2012

MARVELL TECHNOLOGY GROUP LTD.

By:	/s/ Sehat Sutardja
Sehat Sutardja
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated October 18, 2012